Exhibit 10.1

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is made by and between Festival Fun Parks, LLC, a Delaware limited liability company (together with its affiliates, “FFP”), and VisionMaker, LLC, a Delaware limited liability company (“VisionMaker”), as of April 12, 2006 (the “Effective Date”). FFP and VisionMaker may each be referred to herein as a “Party” or, collectively, the “Parties.”

WHEREAS, FFP owns and operates Family Entertainment Centers (as defined below);

WHEREAS, VisionMaker has expertise relevant to the acquisition and operation of Family Entertainment Centers; and,

WHEREAS, the Parties desire to enter into a relationship whereby VisionMaker will license its Intellectual Property related to Family Entertainment Centers to FFP;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.         Definitions.

As used herein, the following terms shall have the following meanings:

“Affiliate” shall mean with respect to a Party, any entity controlling, controlled by or under common control with such Party. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management policies of a person or entity through the direct or beneficial ownership of voting securities, voting rights, by contract or otherwise.

“Cora Employment Agreement” means that certain employment agreement, dated April 12, 2006, by and among Palace Entertainment Holdings, Inc., Festival and John A. Cora, as amended from time to time.

“Family Entertainment Centers” shall mean an amusement park, theme park or similar facility that (i) offers water-leisure recreational facilities and other water attractions, and/or (ii) offers a broad selection of attractions, including, without limitation,, but not limited to, miniature golf, go kart raceways, batting cages, rides and/or arcade pavilions.

“Intellectual Property” shall mean all (i) patents, patent applications and patent disclosures, (ii) trademarks, service marks, trade dress, trade names, logos, corporate names, Internet domain names, and registrations and applications for the registration thereof together with all of the goodwill associated therewith, (iii) copyrights and copyrightable works (including, without limitation, mask words) and registrations and applications thereof, (iv) computer software (including, without limitation, source code and object code), data, databases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas formulas, compositions, inventions, improvements, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, blueprints, flowcharts, schematics, protocols, programmer notes, designs, developments, discoveries, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), (vii) other similar proprietary rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

“Martinez Employment Agreement” means that certain employment agreement, dated April 12, 2006, by and among Palace Entertainment Holdings, Inc., Festival and Daniel S. Martinez, as amended from time to time.

“Noncompete Period” has the meaning set forth in the Cora Employment Agreement and the Martinez Employment Agreement.

2.         License Grant; Further Assurances; Ownership.

(a)               VisionMaker hereby grants and shall grant to FFP a non-exclusive, royalty-free, fully paid-up right and license, which shall include the right to freely sublicense only to Affiliates of FFP, to any Intellectual Property owned by VisionMaker, or under which VisionMaker otherwise has the right to grant a license, for any use related to Family Entertainment Centers including, without limitation, any know-how related to the operation of amusement centers.

(b)              VisionMaker acknowledges and agrees that, in the event that FFP creates any developments, whether or not based on the Intellectual Property licensed by VisionMaker to FFP hereunder, as between VisionMaker and FFP, FFP shall own all right, title and interest in and to such developments.

(c)               Promptly following any request by FFP, VisionMaker shall provide FFP, its successors, assigns or other legal representatives, cooperation and assistance at FFP’s expense (including, without limitation, the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation as may be reasonably required) in evidencing the rights described in this Section 2.

3.         Term.

This Agreement shall not be effective until it is executed by FFP, VisionMaker and each of the three (3) members of VisionMaker (on behalf of VisionMaker). The term of this Agreement shall begin on the Effective Date and shall continue in perpetuity (or, for each item of Intellectual Property, upon the expiration of the same). VisionMaker shall have no right to terminate this Agreement for any reason, including any breach by FFP.

4.         Nature of Relationship.

The Parties hereto shall be deemed independent contractors, and neither Party shall be deemed to be an agent or employee of the other Party. Neither Party shall enter into any agreement or incur any obligations on the other Party’s behalf, or commit the other Party in any matter without such Party’s prior written consent. No employee or agent of either Party shall be deemed an employee of the other Party for the purposes of any employee benefit programs, income tax withholding, FICA taxes, unemployment benefits or otherwise.

5.         Confidentiality and Material Transfer.

(a)               VisionMaker may acquire, receive, observe or generate, alone or jointly with others, information and/or material either that is confidential or proprietary information of FFP or its Affiliates, or that is confidential or proprietary information of a third party in relation to which FFP is under an obligation of confidentiality (“Proprietary Information”). VisionMaker agrees not to disclose any Proprietary Information to any third party or to use any Proprietary Information for any purpose without prior the written consent of FFP.

(b)              Proprietary Information subject to Section 5(a) does not include information which:  (i) is already in the possession of VisionMaker prior to the date of this Agreement or is subsequently independently developed by VisionMaker, (ii) is disclosed to VisionMaker on a non-confidential basis from a third party who is not known by VisionMaker to be bound by a confidentiality obligation to FFP, (iii) or is or later becomes available to the public through no breach of this Agreement by the VisionMaker, (iv) is required to be disclosed under any applicable law or court order; or (v) the disclosure of which is deemed necessary by VisionMaker in litigation or any other proceeding in which it or any of its current or former members, officers, employees, agents, representatives or Affiliates is threatened to be made a party; provided that, with respect to clauses (iv) and (v), VisionMaker provides FFP with prior written notice of the requirement for disclosure detailing the Proprietary Information to be disclosed and cooperates with FFP to preserve the confidentiality of the Proprietary Information.

(c)               Following the termination of this Agreement or upon earlier request by FFP, VisionMaker shall promptly deliver any tangible embodiments of any Proprietary Information, including, without limitation, all written materials, computer media, or other materials which record or store or embody Proprietary Information and all copies thereof in VisionMaker’s possession; and shall delete permanently and in its entirety all Proprietary Information and any part thereof from every computer disk or electronic storage facility owned or used by VisionMaker.

6.         Noncompete, Nonsolicitation.

(a)               VisionMaker shall not, directly or indirectly, acquire, invest or participate in the acquisition of any Family Entertainment Center located in the United States that is competitive to FFP, other than as a consultant for which it shall receive only arms-length cash compensation or with respect to the passive ownership of five percent (5%) or less of any Family Entertainment Center, during the period that either John Cora or Dan Martinez are employed as executive officers of FFP and until the later of the expiration of the Noncompete Period for John A. Cora or Daniel S. Martinez (the “VisionMaker Noncompete Period”).

(b)              During the VisionMaker Noncompete Period, VisionMaker shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of FFP or any Affiliate to leave the employ of FFP or such Affiliate, or in any way interfere with the relationship between FFP or any Affiliate and any employee thereof, (ii) hire any person who was an employee of FFP or any Affiliate within the preceding six (6) months, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of FFP or any Affiliate to cease doing business with FFP or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and FFP or any Affiliate.

(c)               If, at the time of enforcement of this Section 6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law or equity.

(d)              In the event of a breach or a threatened breach by the VisionMaker of any of the provisions of this Section 6, FFP, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

(e)               VisionMaker agrees and acknowledges that: (i) the covenants set forth in this Section 6 are reasonable in geographical and temporal scope and in all other respects; (ii) the covenants contained herein are necessary to protect FFP’s business and other legitimate interests; and, (iii) FFP would not have entered into this Agreement but for the covenants of VisionMaker contained herein.

7.         Representations and Warranties; Certain Covenants.

VisionMaker hereby represents, warrants and covenants that VisionMaker is free to enter into this Agreement and VisionMaker is not and will not be subject to any conflicting agreements. If at any time the VisionMaker is or becomes aware of any real or potential conflict of interest between VisionMaker’s obligations under this Agreement and any other circumstance, VisionMaker shall promptly (and in no event later than three (3) business days after becoming aware of same) notify FFP in writing setting out in detail the circumstances of that conflict. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 7 AND IN SECTION 9(a), VISIONMAKER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND. ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE EXPRESSLY DISCLAIMED TO THE FULLEST EXTENT PERMITTED BY LAW.

8.         Limitation on Liability.

Neither Party shall be liable to the other Party for lost profits, or for special, incidental, punitive or consequential damages, whether or not such Party has been advised of the possibility of such damages.

9.         Miscellaneous.

(a)               No failure on the part of either Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law. The Parties each hereby represent and warrant that this Agreement constitutes a valid and binding obligation on each of them, respectively, enforceable in accordance with its terms.

(b)              This Agreement shall be deemed to be a contract made under the laws of the State of New York applicable to contracts made and performed entirely within the State, and for all purposes of this Agreement, and any related or supplemental documents and notices provided hereunder shall be construed and interpreted in accordance with and be governed by the law of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York. Any legal proceeding shall be brought in a court sitting in the State of New York. The Parties hereto hereby submit to the exclusive jurisdiction of such courts.

(c)               This Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded, canceled or waived in whole or in part, except by written instrument signed by the Parties hereto.

(d)              All previous discussions, promises, representations and understandings between the Parties relating to the subject matter of this Agreement, if any, are superseded by this Agreement.

(e)               Neither Party may assign or transfer any of its rights or obligations under this Agreement; provided, however, that a change in control of a Party, whether by sale of stock, merger or otherwise, or the sale of substantially all of the assets of a Party, shall not be deemed an assignment or transfer for purposes of this Section 9(e).

(f)                 Should any provision of this Agreement be illegal, invalid or unenforceable, all other terms and conditions of this Agreement shall remain in full force and effect.

(g)              The Parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

* * * * *

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth below.

VISIONMAKER, LLC		FESTIVAL FUN PARKS, LLC

By:	/s/ DANIEL S. MARTINEZ	By:	/s/ JOHN A. CORA
Its:	CHIEF OPERATING OFFICER	Its:	Chief Executive Officer and President
Address:		Address:	4590 MacArthur Boulevard Newport Beach, CA 92660

VISIONMAKER MEMBERS (ON BEHALF OF VISIONMAKER):	Date: April 12, 2006

/s/ John A. Cora
John A. Cora

/s/ Daniel S. Martinez
Daniel S. Martinez

/s/ Wayne Bishop
Wayne Bishop

Date: April 12, 2006